UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2026

FIRSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10960	87-3920732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2026, FirstCash Holdings, Inc. (the “Company”) closed its previously announced private offering of $750,000,000 of 6.125% senior notes due 2034 (the “Notes”) issued by the Company’s wholly-owned subsidiary, FirstCash, Inc. (the “Issuer”). The Notes are unsecured senior obligations of the Issuer and are guaranteed by the Company and its domestic subsidiaries that guarantee its revolving unsecured credit facility and existing senior unsecured notes. The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement among the Issuer, the Company and the other guarantors listed therein and Jefferies LLC, as representative of the initial purchasers.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of May 1, 2026, by and among the Issuer, the Company and the other guarantors listed therein and BOKF, NA, as trustee. The Indenture provides that interest on the Notes will accrue from May 1, 2026 and is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2026, and that the Notes mature on May 1, 2034.

Prior to May 1, 2029, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the “make-whole” premium set forth in the Indenture. The Issuer may redeem up to 40% of the Notes on or prior to May 1, 2029 with the proceeds of certain equity offerings at the redemption prices set forth in the Indenture. The Issuer may redeem some or all of the Notes at any time on or after May 1, 2029, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest up to, but not including, the redemption date. If the Company or any of its restricted subsidiaries sells certain assets or if the Company consummates certain change in control transactions, the Issuer will be required to make an offer to repurchase the Notes.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, repurchase Company stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with the Company’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

The description above is qualified in its entirety by the full text of the Indenture (including the form of Note attached as an exhibit thereto), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Indenture, which is filed as Exhibit 4.1 is to this Current Report on Form 8-K, is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Indenture, dated as of May 1, 2026, by and among FirstCash, Inc., the guarantors listed therein and BOKF, NA (including the form of Note attached as an exhibit thereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2026
FIRSTCASH HOLDINGS, INC.
(Registrant)

/s/ BRIAN D. HOSTETLER
Brian D. Hostetler
Senior Vice President and Chief Accounting Officer
(As Principal Accounting Officer)